JOINT VENTURE AGREEMENT

     This joint venture agreement is entered into this 1st day of December 2001, by and between Interactive Outdoors, Inc., a corporation organized and existing under the laws of the State of Nevada (hereinafter referred to as "Interactive Outdoors"), and Virtual Hunters.com, Inc., a corporation organized and existing under the laws of the State of Nevada (hereinafter referred to as "Virtual Hunters").

     Whereas, Interactive Outdoors is in the business of publishing an interactive magazine for sportsmen to be distributed on the Internet and via CD-ROM subscription;

     Whereas, Virtual Hunters is in the business of publishing a CD-ROM based hunting magazine;

     Whereas, the parties desire to enter into a joint venture for the purpose of aggregating content and combining the technologies of the parties to develop and publish an interactive
CD-ROM magazine for outdoor sports; and

     Now, therefore, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

                     Article 1: Definitions

     1.1 "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is in common Control with, the Person specified.

     1.2  "Agreement" means this Joint Venture Agreement.

     1.3 "Background Technology" means technical information not generated in the course of the Program.

     1.4 "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, through members of the board of directors, or otherwise.

     1.5 "Patents" means all patents and applications relating thereto resulting from the business engaged in the course of this Agreement.

     1.6 "Person" means a natural individual, partnership, firm, company, corporation and any other form of business association.

     1.7 "Technology" means all technical information generated in the course of the Program.

               Article 2: Effective Date and Term

     2.1 Effective Date. As soon as this Agreement has been signed, the parties hereto shall be obligated to take every reasonable step to cooperate with each other in obtaining the requisite approvals, validations, rulings and consents provided for in this Agreement or made necessary thereby. The parties shall not be obligated to proceed further, however, with the action which they are to take under this Agreement until the "Effective Date," which shall mean the date which the following the approval and validation of the Joint Venture Agreement by the board of directors of both Interactive Outdoors and Virtual Hunters.

          2.2 Duration. This Agreement shall continue to be effective and in full force until Virtual Hunters receives royalties of not less than $100,000.00, unless terminated pursuant to Article 10 hereof. In the event such stipulation is not reached within five (5) years, both parties shall have the option to either (i) mutually agree to lower the amount of royalties to be paid to Virtual Hunters, (ii) mutually agree to extend the term of this Agreement or (iii) cause dissolution of this Agreement, in which case both parties shall promptly take all the procedures to have such Agreement voided in accordance with the Laws of the State of Nevada.

          Article 3: Appropriation of Costs and Profit

     3.1 Costs. Interactive Outdoors shall bear all costs for the initial production, duplication and distribution of an interactive magazine to be released on the Internet and made available via CD-ROM magazine subscriptions. In addition, Interactive Outdoors agrees to obtain and provide all material content to be used in conjunction with the magazine.

     3.2 Appropriation of Profit. The parties agree to divide the profits attained through paid subscriptions to the interactive CD-ROM based magazine and advertising revenues equally, once the initial start-up costs delineated in paragraph
3.1 above have been recovered by Interactive Outdoors.

     3.3 Subsequent Transactions. Upon the receipt of $100,000.00 in royalties from subscriptions and advertising revenues by Virtual Hunters, Virtual Hunters shall transfer rights to all technologies and royalties developed and encompassed by this agreement to Interactive Outdoors. Additionally, Interactive Outdoors shall have the option to purchase, for the aggregate sum of 25,000, certain assets of Virtual Hunters, as set forth in Exhibit "A" attached hereto, at such time the option to purchase is exercised.

            Article 4: Administration and Governance

     4.1 Obligations of the Parties. The parties agree to work together to develop, produce and market the interactive magazine.
The Parties agree to contribute funds or in-kind services in amounts, as required, to sustain or expand the operations supported by this Agreement.

     4.2 Program Management. Interactive Outdoors shall perform the day-to-day management and administration of the Joint Venture in accordance with all legal and regulatory requirements.
Interactive Outdoors shall reserve the option to seek assistance, as needed, from Virtual Hunters.

     4.3 Management Committee. Interactive Outdoors shall direct the conduct of business in all respects.

                   Article 5: Confidentiality

     5.1 Confidential Obligations. Interactive Outdoors and Virtual Hunters each covenants and agrees, during the term of this Agreement, on behalf of its Directors, officers, employees and agents to maintain in strict confidence and not to make any unauthorized use of the Confidential Information received from the other party, pursuant to this Agreement. The Confidential Information shall be (i) disclosed in writing or in other tangible form and clearly marked as confidential at the time of disclosure, or (ii) disclosed orally or in other intangible form and clearly indicated as confidential at the time of disclosure and, within thirty (30) days after such disclosure, followed up with a written notice stating the content and nature of such Confidential Information.

     5.2 Exceptions. The obligations in this Article 5 will not apply to any information which (i) is or becomes available to the public other than by breach of this Agreement by the receiving party; (ii) is or has been rightfully received by the receiving party from a third party, or disclosed by the disclosing party to a third party, without any restrictions as to its use or disclosure; or (iii) is or has been independently developed by the receiving party.

               Article 6: Proprietary Information

     Each of the Parties agrees that it will not, either during the term of this Agreement or at any time after its termination, use Technology or Background Technology of another Party for any purpose except the pursuit of the execution of the business set forth in this Agreement and the commercial exploitation of the results of the development work of the Joint Venture and it will not divulge such Background Technology to any person without the prior written consent of the disclosing Party; provided, however, Background Technology shall not be considered proprietary which:

     6.1 Is in the public domain at the time of disclosure or thereafter enters the public domain other than through a breach of this Agreement; or

     6.2 Is in the possession of the receiving Party prior to its receipt from the disclosing Party; or

     6.3 Is lawfully obtained from a third party under circumstances permitting the receiving Party to use or disclose the information without restrictions; or

     6.4  Is independently developed by the receiving Party; or

     6.5 Is required to be disclosed as a result of governmental or judicial action.

                Article 7: Intellectual Property

     The protection of intellectual property rights including technology and trade secrets will be enforced by any reasonable means made available to the Parties, and such parties will pursue any legal recourse as provided by Federal or State laws and regulations, as applicable.

            Article 8: Liability, Warranty, Insurance

     8.1 Liability. Each Party acknowledges that it shall be responsible for any loss, cost, damage, claim or other charge that arises out of or is caused by the actions of that Party or its employees or agents. No Party shall be liable for any loss, cost, damage, claim or other charge that arises out of or is caused by the actions of any other Party or its employees or agents. Joint and several liability will not attach to the Parties; no Party is responsible for the actions of any other Party, but is only responsible for those tasks assigned to it and to which it agrees. The Parties agree that in no event will consequential or punitive damages be applicable or awarded with respect to any dispute that may arise between or among the Parties in connection with this Agreement.

     8.2 Insurance. Each Party agrees to obtain and maintain appropriate public liability and casualty insurance, or adequate levels of self-insurance, to insure against any liability caused by that Party's obligations under this Agreement.

                       Article 9: Notices

     Any notice or request with reference to this Agreement shall be made by first class mail postage prepaid, telex or facsimile to either of the following addresses:

          Interactive Outdoors, Inc.
          17 Seaman Road
          Poughkeepsie, New York 12601

          -or-

          Virtual Hunters.com, Inc.
          183 Pancake Hollow Road
          Highland, New York 12528

                 Article 10: General Provisions

     10.1 Entire Agreement. This Agreement and related agreements executed concurrently herewith supersede all negotiations, commitments and writings prior to the date hereof pertaining to the subject matter of this Agreement and such related agreements. This Agreement shall not be changed or modified in any manner, except by mutual consent in writing of subsequent date signed by duly authorized representatives of both parties hereto.

     10.2 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assignees.

     10.3 Notice. Any notice provided for under this Agreement shall be deemed effective when delivered in person or seven (7) days after deposit in the mails by registered or certified mail postage prepaid and addressed to the respective address listed in the introduction of this Agreement, or to such different address as either party may designate in writing to the other pursuant to this paragraph.

     10.4 Interpretation and Governing Law. This Agreement shall be interpreted in accordance with the plain English meaning of its terms and the construction thereof shall be governed by the laws of the State of Nevada, United States of America.

     10.5 Arbitration. In the event of any dispute, controversy or difference, which may arise between the parties, out of, in relation to or in connection with this Agreement, or a breach hereof (the "Dispute"), the parties hereto shall first settle such Dispute through friendly consultation. If such Dispute cannot be satisfactorily resolved by the parties themselves through friendly consultation within a period of two (2) months, then such Disputes shall be finally settled by arbitration.

     10.6 Severability. In case any one or more of the provisions, or portions of provisions, of this Agreement shall be deemed by any governmental authority to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions, or portions of provisions contained herein shall not be in any way affected or impaired thereby.

     10.7 Force Majeure. If the performance of this Agreement or any obligation hereunder is prevented, restricted or interfered with by reason of force majeure, the party so affected, upon giving prompt notice to the other party, shall be excused from such performance to the extent of such prevention, restriction or interference; provided, that the party so affected shall use it best efforts to avoid or remove such causes of non-performance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed; and provided, further, that whenever it appears advisable to a party hereto to consent to the entry of a judgment against it by a court of competent jurisdiction rather that incur substantial expense or great inconvenience, the entry of such judgment shall excuse such party from performance hereunder to the extent that such judgment forbids or restrains such performance.

     10.8 Omissions or Delays. No omission or delay on the part of any party hereto in requiring a due and punctual fulfillment by the other party hereto of the obligations of such other party hereunder shall be deemed to constitute a waiver by the omitting or delaying party of any of its rights to require such due and punctual fulfillment of any other obligation hereunder, whether similar or otherwise, or a waiver of any remedy it might have.

     10.9 Classified Information. It is understood and agreed that nothing in this Agreement shall authorize the disclosure of, or access to, classified information, material or know-how, of the Government of the United States, or the violation of the Export Control Regulations of such country.

     10.10 Assignment and Succession. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, but shall not be assignable by any party other than a Person acquiring substantially all of its business and assuming all of its obligation and liabilities, except with the written consent of the other party. In the event of any such assignment, the transferor or assignor shall remain obligated to perform its own obligations and in addition shall be jointly and severally liable for the proper performance of the obligations of the transferee or assignee pursuant to this Agreement.

     10.11 Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.12 Effective Date. This agreement shall be effective as of the date of the last signature below.

     10.13 Waivers. Waiver by any Party of any breach or failure to comply with any provision of this Agreement by another Party shall not be construed as, or constitute, a continuing waiver of such provision or a waiver of any other breach of or failure to comply with any other provision of this Agreement.

     In Witness Whereof, the Parties have caused this Agreement to be executed by their duly authorized officers or representatives on the dates shown below.

Name: ____________________________     Name: _____________________________
Title: ___________________________     Title: ____________________________
Date: ____________________________     Date: _____________________________

Name: ____________________________     Name: _____________________________
Title: ___________________________     Title: ____________________________
Date: ____________________________     Date: _____________________________